UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2009

FENARIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-151419	26-0299388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2533 N. Carson St., Suite 5018
Carson City, Nevada
(Address of Principal Executive Offices)

89706
(Zip Code)

(775) 546-2010
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2009, Fenario, Inc. (the “Registrant”) executed a property option agreement (the “Agreement”) with MinQuest, Inc. (“MinQuest”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company.  The property known as the CX Property is located in Nye County, Nevada and currently consists of 72 unpatented claims (the ‘Property”).  Annual option payments and minimum annual exploration expenditures under Agreement are as noted below:

	Property	Work
	Payments	Expenditures

Upon Execution of the Agreement *	$-	$-
By February 25, 2010	20,000	-
By February 25, 2011	20,000	50,000
By February 25, 2012	20,000	150,000
By February 25, 2013	30,000	200,000
By February 25, 2014	40,000	350,000
By February 25, 2015	50,000	200,000
By February 25, 2016	50,000	200,000
By February 25, 2017	50,000	200,000
By February 25, 2018	50,000	200,000
By February 25, 2019	50,000	200,000
By February 25, 2020	100,000	750,000

	$480,000	$2,500,000

*On November 27, 2009 MinQuest accepted a 90-day, non-interest bearing promissory note from the Registrant for the initial $20,000 property option payment.  The settlement date of the note is February 25, 2010.  At that time the Registrant will pay MinQuest $20,000 and reimburse MinQuest for one year of the Property’s annual holdings costs in the amount of $23,512.

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Registrant fails to make any payment when due, the Agreement gives the Registrant a 60-day grace period to pay the amount of the deficiency.  MinQuest retained a 3% royalty of the aggregate proceeds received by the Registrant from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Registrant may use MinQuest for its mineral exploration expertise on the Property. Furthermore, both the Registrant and MinQuest have the right to assign, sell, mortgage or pledge their rights in each respective Agreement or on each respective Property. In addition, any mineral interests staked, located, granted or acquired by either the Registrant or MinQuest which are located within a 1 mile radius of the Property will be included in the option granted to the Registrant.

The Agreement will terminate if the Registrant fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Registrant gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Registrant also has the right to terminate the Agreement by giving notice to MinQuest.

For all the terms and provisions of the Agreement and Promissory Note, reference is hereby made to such documents annexed hereto as Exhibits 10.1 and 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

10.1	CX Property Option Agreement, dated November 27, 2009, by and between MinQuest Inc. and Fenario, Inc.

10.2	Non-interest Bearing Promissory Note dated November 27, 2009, by and between MinQuest Inc. and Fenario, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fenario, Inc.
(Registrant)

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  November 27, 2009